Exhibit 99.1

Integral Technologies and Delphi to Jointly Develop Insulator Technologies for Wire and Cable Shielding

Fort Washington, PA., June 25 -- ElectriPlast Corporation, a wholly owned subsidiary of Integral Technologies, Inc., (OTC: ITKG) announced today that it has  entered into a co-development agreement with Delphi Automotive PLC to jointly develop wire and cable insulation applications using ElectriPlast® Conductive Resin Technology.

Integral, a leader in cutting edge electrically conductive hybrid plastics and Delphi will focus their joint development efforts on replacing the copper braiding in wire and cable applications with the lighter and more cost effective plastic hybrid material ElectriPlast®.  The resulting applications are expected to be lighter, less costly to manufacture and substantially easier to install. Integral CEO Doug Bathauer said, "Integral has invested heavily in the development of wire and cable shielding, using our foundational conductive resin technology.  We look forward to working with Delphi to refine key manufacturing processes and bring this technology to market".

"This exciting relationship is consistent with our business model to collaborate with leading technology innovators to develop new product applications for ElectriPlast® and license our intellectual property for its manufacture and commercialization across many industries," said Herbert Reedman, CEO of ElectriPlast Corporation. "It also reflects the technology's outstanding commercial potential; according to Global Industry Analysts, Inc., the Global Insulated Wire and Cable Market is expected to exceed $113.9 Billion by 2015.”

ElectriPlast Corporation, (www.electriplast.com) a wholly owned subsidiary of Integral Technologies, Inc. (OTC: ITKG), engages in the discovery, development, commercialization and licensing of electrically conductive hybrid plastics used primarily as raw materials in the production of industrial, commercial and consumer products and services worldwide. Its core material, ElectriPlast®, is a line of non-corrosive, electrically conductive resin-based materials whose properties allow it to be molded into any of the infinite shapes and sizes associated with plastics, rubbers and other polymers while reducing component weight by 40 to 60%. ElectriPlast Corporation is a leader in conductive plastic technologies with an extensive patent portfolio covering applications from consumer electronics to alternative energy and wire & cable.

Delphi Automotive PLC is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 32 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient.

Safe Harbor Statement

This press release contains “forward-looking statements'' within the meaning of Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. These statements include, without limitation, predictions and guidance relating to the company’s future financial performance and the research, development and commercialization of its technologies.  In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management’s current expectations, but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements, as the result of such factors, risks and uncertainties as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, (3) other factors detailed in the company's public filings with the SEC, including, without limitation, those described in the Company’s annual report on Form 10-K for the year ended June 30, 2012 as filed with the Securities and Exchange Commission and available at www.sec.gov, and (4) the parties may be unable to agree upon definitive agreements.  You are urged to consider these factors carefully in evaluating the forward-looking statements.